Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our reports dated August 11, 2017 relating to (1) the consolidated financial statements of Lonestar Prospects, Ltd. and its subsidiary and (2) the balance sheet of Vista Proppants and Logistics Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

January 12, 2018